LINCOLN SNACKS COMPANY
         SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS

          at the offices of Lincoln Snacks Company, 30 Buxton Farm Road, Stamford, CT 06905

     November 30, 2000, 10:00 A.M. Eastern Standard Time

The undersigned hereby appoints David D. Clarke and Hendrik J. Hartong III, and each of them acting alone, with full power of substitution, proxies to represent and vote the common stock of Lincoln Snacks Company held of record by the undersigned on October 13, 2000, at the 2000 Annual Meeting of Stockholders of Lincoln Snacks Company, and any adjournment or postponements thereof, for the following purposes:

(1) To elect six members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; and
(2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN. THIS PROXY ALSO GRANTS
DISCRETIONARY AUTHORITY TO THE PROXIES TO REPRESENT AND VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The Board of Directors recommends a vote FOR proposal 1.

(Continued, and to be dated and signed on the reverse side)

1. Election of six (6) directors as described in the Proxy Statement of the Board of Directors.

[ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to
    (except as marked to the                vote for all nominees
     contrary below)                        listed below.

(Instruction: To withhold authority to vote for any individual nominee, cross out that nominee's name from the list below.)

Nominees: JOHN T. GRAY, HENDRIK J. HARTONG, JR., HENDRIK J. HARTONG III, C. ALAN MACDONALD, IAN B. MACTAGGART AND ROBERT ZWARTENDIJK


Please sign exactly as your name appears herein. If you are signing for the stockholder, please sign the stockholder's name, your name and state the capacity in which you are signing.

Date:---------------------------------------, 2000


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MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Votes MUST be indicated (X) in black or blue ink.